                                   Exhibit 5
                      OPINION OF PRESTON GATES & ELLIS LLP


                               February 10, 1998



Microsoft Corporation
One Microsoft Way
Redmond, WA 98052


     Re:  Registration Statement on Form S-3
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Ladies and Gentleman:

     In connection with the registration of 2,769,148 shares of common stock, par value $.000025 per share (the "Common Shares") of Microsoft Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

     The Common Shares being registered are legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              PRESTON GATES & ELLIS LLP


                              By  /s/ Richard B. Dodd
                                  --------------------------
                                   Richard B. Dodd